Exhibit 5

Opinion of Fleischman and Walsh, L.L.P.

FLEISCHMAN AND WALSH, L.L.P.
1919 Pennsylvania Avenue, NW
Sixth Floor
Washington, D.C. 20006
(202) 939-7900

October 13, 2006

Southern Union Company
5444 Westheimer Road
Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Southern Union Company, a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of the following securities:

•	Common stock, $1.00 par value, of the Company (“Common Stock”);

•	Preferred stock, no par value, of the Company (“Preferred Stock” and, together with the Common Stock, “Equity Securities”);

•	Senior debt securities of the Company (“Senior Debt Securities”);

•	Subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”);

•	Stock purchase contracts of the Company for the purchase of either Common Stock or Preferred Stock (“Stock Purchase Contracts”);

•	Common Stock and Preferred Stock that may be issued upon exercise of the Stock Purchase Contracts;

•
Stock purchase units of the Company, consisting of a Stock Purchase Contract and either (1) Debt Securities, or (2) debt obligations of third parties, including U.S. Treasury securities (“Stock Purchase Units”);

•	Debt purchase contracts of the Company for the purchase of Debt Securities (“Debt Purchase Contracts” and together with the Stock Purchase Contracts, “Securities Purchase Contracts”);

•	Debt Securities that may be issued upon exercise of the Debt Purchase Contracts;

•
Debt purchase units of the Company, consisting of a Debt Purchase Contract and either (1) Debt Securities, or (2) debt obligations of third parties, including U.S. Treasury securities (“Debt Purchase Units” and, together with the Stock Purchase Units, “Securities Purchase Units”);

•	Warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”);

•	Common Stock, Preferred Stock and Debt Securities that may be issued upon exercise of the Warrants; and

•	Depositary shares of the Company, each representing a fraction of a share of a particular class of Preferred Stock (the “Depositary Shares”).

The Common Stock, Preferred Stock, Debt Securities, Securities Purchase Contracts, Securities Purchase Units, Warrants and Depositary Shares are hereinafter referred to collectively as the “Securities.”

The Senior Debt Securities will be issued pursuant to the Indenture, dated January 31, 1994, as supplemented, between the Company and JP Morgan Chase Bank, as trustee (in such capacity, the “Senior Trustee”), and/or one or more additional senior debt securities indentures, each as supplemented, between the Company and the trustee named in each (collectively, the “Senior Indentures”).

The Subordinated Debt Securities will be issued pursuant to the Subordinated Debt Securities Indenture, dated May 10, 1995, between the Company and JP Morgan Chase Bank, as trustee (in such capacity, the “Subordinated Trustee”), and/or one or more additional subordinated debt securities indentures, each as supplemented, between the Company and the trustee named in each (collectively, the “Subordinated Indentures” and together with the Senior Indentures, the “Indentures”).

The Securities Purchase Contracts will be issued pursuant to one or more securities contract purchase agreements (each, a “Securities Contract Purchase Agreement”) between the Company and the agent named therein.

The Securities Purchase Units will be issued pursuant to a one or more securities unit purchase agreements (each, a “Securities Unit Purchase Agreement”) between the Company and the agent named therein.

The Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent named therein.

The Depositary Shares will be evidenced by depositary receipts issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary named therein.

We have examined the Registration Statement and the documents filed as exhibits thereto with the Securities and Exchange Commission. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that:

A. at any time the Company issues Securities, such entity will be validly existing and in good standing under the laws of the State of Delaware, the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded, and there shall not have occurred any change in law affecting the validity or enforceability of such Securities from the date hereof until the time of their issuance;

B. at any time the Company issues Securities, the Board of Directors of the Company shall have duly established the terms of such Securities and duly authorized the issuance and sale of such Securities, and such authorization shall not have been modified or rescinded;

C. none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the issuer thereof with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon such issuer, or any restriction imposed by any court or governmental body having jurisdiction over such issuer;

D. the Senior Indenture is now, and at the time of execution, authentication, issuance and delivery of any Senior Debt Securities will be, the valid and legally binding obligation of the Senior Trustee;

E. the Subordinated Indenture is now, and at the time of execution, authentication, issuance and delivery of any Subordinated Debt Securities will be, the valid and legally binding obligation of the Subordinated Trustee;

F. at the time of execution, authentication, issuance and delivery of any Securities Purchase Contracts, the applicable Securities Contract Purchase Agreement will be the valid and legally binding obligation of the agent named therein;

G. at the time of execution, issuance and delivery of any Securities Purchase Units, the applicable Securities Unit Purchase Agreement will be the valid and legally binding obligation of the agent named therein;

H. at the time of execution, issuance and delivery of any Warrant, the applicable Warrant Agreement will be the valid and legally binding obligation of the warrant agent named therein; and

I. at the time of execution, issuance and delivery of any Depositary Shares, the applicable Deposit Agreement will be the valid and legally binding obligation of the depositary named therein.

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. With respect to the Common Stock, when the Common Stock has been duly issued and delivered upon payment therefore in accordance with the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when the Preferred Stock has been duly issued and delivered upon payment therefore in accordance with the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when a particular series of Debt Securities have been duly authorized, executed, authenticated, issued and delivered upon payment therefore in accordance with the applicable Indenture and the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

4. With respect to the Securities Purchase Contracts, when the Securities Contract Purchase Agreement to be entered into in connection with the issuance of any Securities Purchase Contracts has been duly authorized, executed and delivered by the agent named therein and the Company; the specific terms of the Securities Purchase Contracts have been duly authorized and established in accordance with such Securities Contract Purchase Agreement; the issuance of any Common Stock underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 1 above; the issuance of any Preferred Stock underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 2 above; the issuance of any Debt Securities underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 3 above; and such Securities Purchase Contracts have been duly authorized, executed, issued and delivered upon payment therefore in accordance with such Securities Contract Purchase Agreement and the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, such Securities Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

5.  With respect to the Securities Purchase Units, when the Securities Unit Purchase Agreement to be entered into in connection with the issuance of any Securities Purchase Units has been duly authorized, executed and delivered by the agent named therein and the Company; the specific terms of the Securities Purchase Units have been duly authorized and established in accordance with such Securities Unit Purchase Agreement; any Securities

Purchase Contracts comprising a part of such Securities Purchase Units have been authorized, executed, issued and delivered in the manner contemplated by paragraph 6 above; the issuance of any Common Stock underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 1 above; the issuance of any Preferred Stock underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 2 above; the issuance of any Debt Securities underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 3 above; any Debt Securities comprising a part of such Securities Purchase Units have been authorized, executed, issued and delivered in the manner contemplated by paragraph 3 above; any debt securities of other issuers comprising a part of such Securities Purchase Units have been delivered in accordance with such Securities Unit Purchase Agreement; and such Securities Purchase Units have been duly authorized, executed, issued and delivered upon payment therefore in accordance with such Securities Unit Purchase Agreement and the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, such Securities Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

6.  With respect to the Warrants, when the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the agent named therein and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with such Warrant Agreement; the issuance of any Common Stock underlying such Warrants has been authorized in the manner contemplated by paragraph 1 above; the issuance of any Preferred Stock underlying such Warrants has been authorized in the manner contemplated by paragraph 2 above; the issuance of any Debt Securities underlying such Warrants has been authorized in the manner contemplated by paragraph 3 above; and such Warrants have been duly authorized, executed, issued and delivered upon payment therefore in accordance with such Warrant Agreement and the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

7. With respect to the Depositary Shares, when the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the agent named therein and the Company; the specific terms of a particular series of Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement; the Preferred Stock underlying such Depositary Shares have been authorized, executed, issued and delivered to the agent in the manner contemplated by paragraph 2 above and in accordance with such Deposit Agreement; and such Depositary Shares have been duly authorized, executed, authenticated, issued and delivered upon payment therefore in accordance with such Deposit Agreement and the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, such Depositary Shares will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

* * *
We are members of the Bar of the District of Columbia and the foregoing opinion is limited to the laws of the District of Columbia, the Delaware General Corporation Law, the Business Trust Act of the State of Delaware and the federal laws of the United States of America. For purposes of this opinion, we have with your permission assumed that the laws of the State of New York are identical in all respects with the laws of the District of Columbia.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to above and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Sincerely yours,

/s/ Fleischman and Walsh, L.L.P.

                        Fleischman and Walsh, L.L.P.